Exhibit 10.2

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (the “Agreement”) is made as of January 13, 2014, by and among Cambridge Cardiac Technologies Inc. (the “CCT”), Cambridge Heart, Inc. (“Company”) and a majority in interest (as defined in the Security Agreement) of the parties identified on Schedule A (the “Secured Creditors”).

RECITALS AND ACKNOWLEDGEMENTS

As the basis for, and as further consideration for this Agreement, the parties hereto hereby acknowledge and agree as follows:

A. Whereas the Secured Creditors are the holders of notes as described on Schedule A (the “Notes”) issued by the Company.

B. Whereas CHI is indebted to the Secured Creditors pursuant to the Notes and the Transaction Documents (as defined in the Notes) in the amounts set forth on Schedule A (the “Accrued Debt”).

C. Whereas, the Accrued Debt is secured by a Security Agreement dated January 17, 2012, as amended (the “Security Agreement”).

D. Whereas the Collateral Agent will conduct a public UCC (the “Auction”) sale of certain assets of the Company identified on Schedule B on January 28, 2014 at 2:00 PM EST  at the offices of JP&R Advertising 305 Broadway, Room 200 New York, NY 10007 (the “Auction”).

E. Whereas the Secured Creditors intend to jointly credit bid the Accrued Debt at the Auction and, if determined to be the highest bidder at such auction,  assign the ownership of the Assets to CCT.

F. Whereas, the Company requires a minimal amount of funding to enable the Company to continue to function pending the Auction.

G. Whereas, the Company has hired Craig R. Jalbert (the “Wind-Down Agent”) to act wind down the Company after the Auction.

NOW, THEREFORE, in consideration of the above recitals and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Auction.  The Company acknowledges notice of the Auction.

2. Funding.  Upon the execution of this Agreement, CCT will provide the Company with $97,500 to be used for the expenses identified on Schedule C.  The Company will issue CCT a note for $97,500 which will be secured pari passu with the Notes.  The funds will be wired to the Wind-Down Agent pursuant to the wire instructions on Schedule D.

3. Continuation.  The Company agrees to have the business of the Company to continue to run until the earlier of (a) the day after the Auction; or (b) January 31, 2014 (the “End Date”).

4. Management of the Business.  Until the End Date, the Company will consult with CCT in the management of the business of the Company and decisions to spend any money required to continue the business.

5. Assumption of Debts.  CCT hereby assumes to pay all debts of the Company that accrue from January 13, 2014 through the End Date related to the running of the business of the Company in which the Secured Creditors have been consulted and provided consent (the “Assumed Debts”).  CCT will indemnify the Company for any claims arising from the Assumed Debts.   It is contemplated that the debts will first be paid from the cash flow of the business and that CCT will make up any shortfall.

6. Bankruptcy.  The Company agrees not to commence bankruptcy or receivership proceeding nor encourage anyone else to commence such proceedings until 91 days after the End Date.

7. Governing Law.  This Agreement is governed by and is to be construed and enforced as though made and to be fully performed in the State of New York, without regard to the conflicts of law rules.  Any and all disputes are to be resolved in the courts of the state of New York located in New York County.  THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS INITIATED PURSUANT TO EITHER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT REFERRED TO HEREIN.

8. Execution.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.  Facsimile copies of signatures shall be binding as original signatures.

9. Notices.  Notices shall be made in accordance with the Transaction Documents.  CCT’s address is c/o Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream NY 11581.

10. Severance/Waiver.  If any term or provision of this Agreement or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Agreement.  No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party or parties to be bound thereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names, as of the date first written above.

CAMBRIDGE CARDIAC TECHNOLOGIES INC.	CAMBRIDGE HEART, INC.

/s/ Roderick de Greef	/s/ Paul McCormick
Name: Roderick de Greef	Name: Paul McCormick
Title: CEO/Chairman	Title: Director

[Signatures of a majority in interest of the Secured Creditors of the next page]

“SECURED CREDITORS”

ALPHA CAPITAL ANSTALT	OSIRIS INVESTMENT PARTNERS, L.P.

s/ Konrad Ackermann	/s/ Paul Stuila
Name: Konrad Ackermann	Name: Paul Stuila
Title: Director	Title: Principal & Managing Member

SANDOR CAPITAL MASTER FUND, L.P.	PHYSIO-CONTROL

Name:	Name:
Title:	Title:

CRANSHIRE CAPITAL MASTER FUND, LTD.	BRIO CAPITAL, LP

/s/ Shaye Hirsch
Name:	Name: Shaye Hirsch
Title:	Title: Director

LUIS MARTINS	RODERICK DE GREEF

/s/ Luis Martins	/s/ Roderick de Greef

JOHN PETER CHRISTENSEN	SCOTT E. DOUGLASS

STEVEN ETRA	FRANK GAROFALO

JACK AND MARCY GARSON, JTWROS	FRANCIS HOWARD

RANDY MEEKS	GEORGE M. ABRAHAM

JOHN J. SHAW	STEVEN M. SACK

MICHAEL BRODHERSON	SABA MALAK

JACQUES SMITH	THOMAS GIRSCHWEILER

/s/ Thomas Girschweiler

SCHEDULE A

Secured Creditor	Note
Alpha Capital Anstalt	$500,000
Roderick de Greef	$250,000
Luis Martins	$350,000
Osiris Investment Partners, L.P.	$170,000
Cranshire Capital Master Fund, Ltd.	$50,000
George M. Abraham	$50,000
John Peter Christensen	$100,000
Roderick de Greef	$50,000
Scott E. Douglass	$75,000
Steven Etra	$220,000
Frank Garofalo	$50,000
Jack and Marcy Garson, JTWROS	$110,000
Francis Howard	$150,000
Luis Martins	$75,000
Randy Meeks	$50,000
Steven M. Sack	$50,000
Sandor Capital Master Fund, L.P.	$150,000
John J. Shaw	$50,000
Brio Capital, LP	$250,000
Michael Brodherson	$55,000
Saba Malak	$85,000
Luis Martins	$25,000
Jacques Smith	$25,000
Osiris Investment Partners, L.P.	$150,000
Thomas Girschweiler	$400,000
Osiris Investment Partners, L.P.	$80,000
Luis Martins	$112,500
Roderick de Greef	$75,000
Luis Martins	$50,000
Roderick de Greef	$100,000
Physio-Control	$125,000
Total	$4,032,500

SCHEDULE B

1)Accounts Receivable – any and all accounts receivable balances outstanding.  Estimated at 11/26/13 at approximately $100,000 - $150,000 dependent on ultimate collectability.

2) Inventory – any and all finished goods and components for the manufacture, service and support of the Heartwave II and CH2000 product lines sold by Debtor.

3) Furniture, Fixtures and Equipment – miscellaneous desks, computer and other standard office equipment.  Also, certain electronic testing equipment and tools required in the manufacture and service of the Heartwave II and CH2000 systems.

4)  Intellectual Property – any and all US and foreign patents and patent pending filings, protecting the technology underlying the Micro-volt T-Wave Alternans technology as embodied in the Heartwave II system and certain derivatives thereof.  Includes any and all trademarks and copyrights related to the Heartwave II and CH2000 product lines.

SCHEDULE C

1.  $7,500.00 Craig R. Jalbert
2.  $55,000.00 Sales Tax
3.  $10,000.00 Nutter
4.  $15,000.00 Future legal and wind down
5.  $10,000.00 miscellaneous expenses